Exhibit 4.2.7.4


       AMENDMENT NO. 2 TO STANDBY BOND PURCHASE AGREEMENT

     This AMENDMENT NO. 2 TO STANDBY BOND PURCHASE AGREEMENT (this "Amendment") dated as of September 9, 2002 among THE CONNECTICUT LIGHT AND POWER COMPANY, a Connecticut corporation (the "Company"), the PARTICIPATING BANKS, and THE BANK OF NEW YORK, as Purchasing Bank.

     WHEREAS, the Company, the Participating Banks and The Bank of New York, as Purchasing Bank, are parties to the Standby Bond Purchase Agreement dated as of October 24, 2000 relating to the $62,000,000 Pollution Control Revenue
Bonds (The Connecticut Light and Power Company Project - 1996A Series) (as amended by Amendment No. 1 dated as of October 10, 2001, the "Standby Bond Purchase Agreement");

     WHEREAS, the Company has requested that the Stated Expiration Date under the Standby Bond Purchase Agreement be extended from October 22, 2002 to October 21, 2003; and

     WHEREAS, the Banks are willing to agree to so extend the Stated Expiration Date subject to the terms and conditions hereof;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Terms defined in the Standby Bond Purchase Agreement and not otherwise defined herein are used herein as therein defined.

     2. Amendment. Subject to satisfaction of the conditions precedent set forth in Section 4 below, effective as of October 22, 2002, the definition of "Stated Expiration Date" in Section 1.01 of the Standby Bond Purchase Agreement shall be amended by replacing the date "October 22, 2002" with the date "October 21, 2003."

     3. Representations and Warranties. In order to induce each Bank to enter into this Amendment, the Company hereby represents and warrants as follows:

          (a) The execution, delivery and performance by the Company of this Amendment, and the performance by the Company of the Standby Bond Purchase Agreement as amended by this Amendment, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and (i) do not contravene, violate or breach: (A) Applicable Law; (B) the Certificate of Incorporation or By-laws of the Company; or (C) any indenture, mortgage, loan agreement or other contract or instrument to which the Company is a party or by which it or its assets are bound; and (ii) do not result in or require the creation of any Lien except as provided in or contemplated by the Standby Bond Purchase Agreement or the Related Documents upon or with respect to any of the Company's properties.

          (b) This Amendment and the Standby Bond Purchase Agreement as amended by this Amendment are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c) No authorization of, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Company of this Amendment or the performance of the Standby Bond Purchase Agreement as amended by this Amendment, except those that have been, or will be simultaneously with the execution hereof, duly obtained or made and are in full force and effect.

          (d) Each of the representations and warranties of the Company contained in Article IV of the Standby Bond Purchase Agreement is true and correct on and as of the date hereof; provided that, in making such representation and warranty with respect to Section 4.05 of the Standby Bond Purchase Agreement, (i) each reference therein to December 31, 1999 shall be deemed to be a reference to December 31, 2001, (ii) the reference therein to June 30, 2000 shall be deemed to be a reference to June 30, 2002 and (iii) the reference therein to Company Disclosure Documents shall be deemed to mean the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Company's Quarterly Reports on Form 10-Q for the periods ended
March 31, 2002 and June 30, 2002, and the Company's Current Reports on Form 8-K dated March 15, 2002 and June 17, 2002.

          (e) No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

     4. Conditions to Effectiveness. The amendment provided for in Section 2 above shall become effective as of October 22, 2002, but shall not become effective as of such date unless and until each of the following conditions precedent have been satisfied:

     (a) The Purchasing Bank shall have received each of the following, in form and substance satisfactory to the Purchasing Bank:

          (i) This Amendment, duly executed on behalf of each of the parties hereto.

          (ii) A certificate of the secretary or an assistant secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute this Amendment on behalf of the Company.

          (iii) Evidence that all necessary action required to be taken by
     (A) the Company and (B) any Governmental Authority, in connection with the authorization, execution, delivery and performance of this Amendment, and the performance of the Standby Bond Purchase Agreement as amended by this Amendment, has been taken.

          (iv) Evidence that the notice with respect to this Amendment required to be given by the Company to Moody's and S&P under Section 14.1 of the Indenture has been given.

          (v) A certificate of the Company signed by an authorized officer, stating that, to the best of such authorized officer's knowledge after due inquiry, the representations and warranties set forth in Section 3(d) and
     (e) above are true and correct.

          (vi) Legal opinions of (A) Day, Berry & Howard LLP, special counsel to the Company and (B) in-house counsel to Northeast Utilities Service Company, in each case, as to such matters incident to this Amendment, the Standby Bond Purchase Agreement as amended by this Amendment, and the transactions contemplated hereby and thereby as the Purchasing Bank shall have reasonably requested.

          (vii) Such other documents, instruments, opinions and approvals (and, if requested by any Bank, certified duplicates or executed copies thereof) as any Bank shall have reasonably requested.

     (b) The Company shall have paid to the Purchasing Bank, for the account of the Banks in accordance with their respective Participation Shares, an extension fee equal to 0.05% of the Commitment.

     (c) All amounts payable pursuant to Section 7.06 of the Standby Bond Purchase Agreement for which invoices have been delivered to the Company on or prior to such date, shall have been paid in full.

     5. Distribution of Extension Fee by the Purchasing Bank. The Purchasing Bank shall, promptly upon receipt, pay to each Participating Bank such Participating Bank's Participation Share of the extension fee referred to in
Section 4(b) above.

     6. Confirmation of Amended Agreement. The Standby Bond Purchase Agreement (as amended by this Amendment) is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

     7. Governing Law. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

             [The next page is the signature page.]




     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date first set forth above.

                          COMPANY

                          THE CONNECTICUT LIGHT AND POWER COMPANY



                          By:       /s/ Randy A. Shoop
                                    ---------------------------------
                          Name:         Randy A. Shoop
                          Title:        Treasurer

                          PURCHASING BANK

                          THE BANK OF NEW YORK



                          By:       /s/ John N. Watt
                                    ---------------------------------
                          Name:         John N. Watt
                          Title:        Vice President


                          PARTICIPATING BANK

                          BANK HAPOALIM B.M.



                          By:       /s/  Marc Bosc
                                    ---------------------------------
                          Name:          Marc Bosc
                          Title:         Vice President



                          By:       /s/ Laura Anne Raffa
                                    ---------------------------------
                          Name:         Laura Anne Raffa
                          Title:        Senior Vice President &
                                        Operations Manager




                          PARTICIPATING BANK

                          CITIC KA WAH BANK LIMITED



                          By:       /s/  Shi Ping Chen
                                    ---------------------------------
                          Name:          Shi Ping Chen
                          Title:         Vice President & Operations
                                         Manager




                          PARTICIPATING BANK

                          CITIZENS BANK OF MASSACHUSETTS



                          By:       /s/ Michael Ouellet
                                    ---------------------------------
                          Name:         Michael Ouellet
                          Title:        Vice President